UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013 (May 28, 2013)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement for Certain Officers.

The Scotts Miracle-Gro Company (the “Company”) today announced that three members of its Board of Directors (the “Board”) have resigned.

John S. Shiely resigned on May 28, 2013. Mr. Shiely was first appointed to the Board in 2007. During his tenure on the Board, Mr. Shiely served on the Audit, the Finance, the Compensation & Organization, and the Governance & Nominating Committees, acting as Committee Chair for the Governance & Nominating Committee.

Carl F. Kohrt, Ph.D. resigned on May 31, 2013. Dr. Kohrt was first appointed to the Board in 2008. In 2009, he was elected Lead Independent Director. During his tenure on the Board, Dr. Kohrt served on the Compensation & Organization, the Governance & Nominating, and the Innovation & Technology Committees.

William G. Jurgensen resigned on June 3, 2013. Mr. Jurgensen was first appointed to the Board in 2009. During his tenure on the Board, Mr. Jurgensen served on the Audit, the Finance, the Governance & Nominating, and the Innovation & Technology Committees.

The Company has benefited greatly from the wisdom, experience, and dedication to the Company of Messrs. Shiely, Kohrt and Jurgensen and thanks each of them for their service to the Company.

A copy of the Company's news release announcing these resignations is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired:
         Not applicable.

(b)    Pro forma financial information:
         Not applicable.

(c)     Shell company transactions:
         Not applicable.

(d)    Exhibits:

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on June 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated: June 3, 2013	By: /s/ VINCENT C. BROCKMAN
Name: Vincent C. Brockman
Title: Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated June 3, 2013
The Scotts Miracle-Gro Company

Exhibit No.	Description

99.1	News Release issued by The Scotts Miracle-Gro Company on June 3, 2013

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